SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 1999

                       COMMISSION FILE NUMBER:___________

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
          Nevada                             Elast Technologies, Inc.                            88-0380544
(State or other jurisdiction of      (Exact name of registrant as specified        (I.R.S. Employer Identification No.)
 incorporation or organization)          in its charter)

 2505 Rancho Bel Air, Las Vegas, Nevada                                                             89107
(Address of principal executive offices)                                                          (Zip Code)
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                                  (702)878-8310
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)


                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  (949)660-9700
                            Facsimile: (949)660-9010

                                  Page 1 of 4
                     Index to Exhibits specified on Page 4

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ITEM 5. OTHER EVENTS

     Elast Technologies, Inc. released the following information on November 1, 1999.

     Las Vegas, NV, November 1, 1999- ELAST Technologies, Inc. (OTC-BB:ESTG) (www.elast.com) announced this morning that John D. Sheppard, MD, MMSc, has accepted an appointment to the Company's Board of Directors.

     Dr. Sheppard, a Professor of Microbiology and Immunology, Geriatrics, and Opthamology at Eastern Virginia Medical School, Norfolk, Va., has extensive scientific, medical and business experience. He received his undergraduate degree, as well as his graduate degrees from Brown University, which he attended under full scholarship. Upon completion of his residency training, Dr. Sheppard completed a thirty month fellowship at the University of California San Francisco Proctor Foundation. Thereafter, as the recipient of several research awards and fellowships, Dr. Sheppard, furthered his study through medical research. Dr. Sheppard has published extensively.

     In addition, Dr. Sheppard enjoys several business successes. Dr. Sheppard founded VisioNet, Inc., in 1997, and Life Professional Billing Services, Inc., in 1998. Both companies provide a wide range of services to health care providers. In 1999, Dr. Sheppard co-founded EyeRx Research, Corp., which is developing viable ophthalmic medications to treat blinding diseases, as well as Perstrings, Inc., which holds the trademark, licensing and patent rights to exclusive neutraceutically-based wellness products.

     "Dr. Sheppard's qualities and attributes, particularly his demonstrated ability to successfully fuse his medical expertise to his business endeavors, should prove quite valuable to ELAST Technologies, Inc. Also, Dr. Sheppard's appointment, coupled with the recent appointment of Michael Davis, ensures ELAST's full compliance with applicable corporate governance regulations," remarked ELAST Technologies, Inc.'s Senior Executive Vice President of Corporate Affairs, Ted Hamilton.

     In other company news, Thomas F. Krucker, President and CEO of ELAST Technologies, announced that the financing from the Australian agreement, entered into in June 1999, has been completed. Accordingly, ELAST Technologies, Inc., received the remaining equity investment, one quarter million dollars ($250,000.00), from the Australian investment group, River Plate Securities, thereby satisfying River Plate Securities' financial obligations under the agreement. Mr. Krucker explained that investment funds, which total one half million dollars ($500,000.00), will be used primarily for working capital needs, including ELAST's aggressive efforts to complete the development of the ELAST Device(TM) by Spring.

     The licensing agreement calls for exclusivity in marketing of the ELAST Device(TM) in Australia and New Zealand. According to Mr. Krucker, "River Plate Securities, through its extensive contacts in Australia and more broadly, internationally, is the consummate partner for the distribution of the ELAST Device(TM) to the international medical community."

     "This strategic partnership is only the first phase in building an innovative medical diagnostics company." opined Nicholas Spencer of River Plate Securities, "we are extremely excited about the possibilities presented by a perfected allergy testing device - the applications for bio-voltage measurement are enormous." Mr. Spencer also serves as a Director of ELAST Technologies, Inc. River Plate Securities, intends to reorganize as ELAST Australia/Asia.

     ELAST Technologies, Inc., is a research and development company whose primary business is the identification and development of the applications for the worldwide patents secured for its Electronic Allergo Sensitivity Test and management software (the ELAST Device(TM)). THe ELAST Device(TM) is a non-invasive, technologically advanced medical diagnostic tool that is being designed to offer physicians immediate and more accurate diagnoses of allergies and sensitivities without any of the pain or expense associated with currently employed testing methods.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.



                                                    ELAST TECHNOLOGIES, INC.

DATED: November 5, 1999                         By: /s/ Thomas F. Krucker
                                                    ----------------------------
                                                    Thomas F. Krucker, President


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INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT
     Not Applicable.

(2) PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION Not Applicable.

(4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT
     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION
     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS
     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL
     Not Applicable.

(24) POWER OF ATTORNEY
     Not Applicable.

(27) FINANCIAL DATA SCHEDULE
     Not Applicable.

(99) ADDITIONAL EXHIBITS

     Licensing and Investment Agreement


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